                                                                      EXHIBIT 21

                               WESTERN ATLAS INC.
                         SUBSIDIARIES OF THE REGISTRANT

                                                           JURISDICTION
                                                                OF        PERCENTAGE OF
NAME OF SUBSIDIARY                                         INCORPORATION    OWNERSHIP
---------------------------------------------------------  -------------  -------------
Intermec Corporation                                        Washington            100
Western Research Holdings, Inc.                              Delaware             100
Western Atlas International, Inc.                            Delaware             100

    The Registrant has additional operating subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.

    All above-listed subsidiaries have been consolidated in the Registrant's financial statements.

                                      E-5